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EXHIBIT 10.24                                                           HEATHROW
                                                       701 INTERNATIONAL PARKWAY











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                                  LEASE AGREEMENT


                                       Between


                    701 INTERNATIONAL PARKWAY DEVELOPMENT COMPANY

                                     ("Landlord")


                                         and

                              BRITE VOICE SYSTEMS, INC.

                                      ("Tenant")




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                                   LEASE SUMMARY


A.   DATE OF EXECUTION OF LEASE:  March 3, 1998

B.   LANDLORD:                    701 International Parkway Development Company
                                  A Florida general partnership

C.   ADDRESS OF LANDLORD:         c/o Pizzuti Inc.
                                  Suite 1350
                                  155 South Orange Avenue
                                  Orlando, Florida  32801

D.   TENANT:                      Brite Voice Systems, Inc.

E.   ADDRESS OF TENANT:           250 International Parkway, Suite 300
                                  Heathrow, Florida 32746
                                  Attention: David Gergacz, Chairman of the
                                  Board and CEO

F.   BUILDING:                    The office building located at 701
                                  International Parkway, Heathrow, Florida, together with the approximately 7.6 acre tract of land on which the building is located. The Building contains 125,880 feet of rentable space. In determining the rental square footage of the Building, a common area factor of 3.15% has been utilized. The rental square footage of the Building has further been calculated in accordance with BOMA measurement standards
                                  (as modified to ratably allocate all space contained within the first floor lobby and atrium area to all leaseable space in the Building and not just to the first floor space.).

G.   LEASED PREMISES:             That portion of the Building outlined on
                                  Exhibit A.  The Leased Premises contain
                                  33,107 square feet of rentable space.

H.   PERMITTED USE:               General office use.

I.   LEASE TERM:                  Five years and two months commencing on the
                                  Commencement Date and terminating on the Termination Date.

J.   COMMENCEMENT DATE:           April 1, 1998 (subject to deferral per
                                  Section 9 of the Lease).

K.   TERMINATION DATE:            May 31, 2003 (subject to deferral per
                                  Section 9 of the Lease).

L.   BASE RENT:                   See the Base Rent Schedule attached as
                                  Exhibit B to the Lease.

M.   BASE EXPENSES:               Annualized Operating Expenses for the calendar
                                  year 1998.

N.   TENANT'S PROPORTIONATE
     SHARE OF EXCESS
     EXPENSES:                    26.30%.

O.   SECURITY DEPOSIT:            None

P.   GUARANTOR:                   None

Q.   GUARANTOR'S ADDRESS:         Not applicable


The following exhibits are attached to and made a part of the Lease:


        EXHIBIT  A   -        Description of Leased Premises
        EXHIBIT  B   -        Base Rent Schedule
        EXHIBIT  C   -        Examples of Operating Expenses
        EXHIBIT  D   -        Heathrow Rules and Regulations
        EXHIBIT  E   -        Landlord's Work
        EXHIBIT  F   -        Agency Disclosure Statement
        EXHIBIT  G   -        Special Terms
        EXHIBIT  H   -        Radon Notice
        EXHIBIT  I   -        Janitorial Specifications

            THE PROVISIONS OF THIS LEASE SUMMARY ARE INCORPORATED BY THIS
                              REFERENCE INTO THE LEASE.

                                   LEASE AGREEMENT

    Landlord hereby leases the Leased Premises to Tenant for the duration of the Lease Term. The leasing of the Leased Premises to Tenant will be upon the terms and conditions set forth in this Lease.

    Section 1. BASE RENT. Tenant will pay Base Rent in the amount set forth in the Base Rent Schedule attached hereto as Exhibit B.

    Section 2.  EXCESS EXPENSE PAYMENTS.   Tenant will pay its Proportionate
Share of the increase, if any, of the Operating Expenses incurred by Landlord during the Lease Term over the Base Expenses identified in the Lease Summary ("Excess Expenses"). Illustrative examples of those expenses which are included within the definition of "Operating Expenses" are set forth in Exhibit C. Tenant's Proportionate Share of such Excess Expenses will be paid by Tenant in advance based upon Landlord's estimate of the Excess Expenses which will be incurred during each calendar year during the Lease Term. Landlord will use its best efforts to notify Tenant by December 1 of each year during the Lease Term of the amount of the estimated Excess Expense payment which Tenant will be required to make for each month of the upcoming calendar year.

On or before April 30 following the end of each calendar year, Landlord will deliver to Tenant a written statement showing its actual Operating Expenses for such calendar year and Tenant's actual Proportionate Share of the Excess Expenses, if any. If the sum of the estimated Excess Expense payments paid by Tenant during such calendar year exceeds Tenant's Proportionate Share of the actual Excess Expenses incurred during such year, then, at Landlord's election, Landlord will either refund the excess to Tenant or apply the same toward the next succeeding monthly estimated Excess Expense payment due from Tenant. If the sum of the estimated Excess Expense payments paid by Tenant during such calendar year is less than Tenant's Proportionate Share of the actual Excess Expenses incurred during such year, then Tenant will pay the deficiency to Landlord within ten days after Tenant's receipt of Landlord's written demand for the payment thereof. If the Lease Term expires on a date other than December 31, then Tenant's Proportionate Share of the Excess Expenses for the last calendar year during which the Lease Term is in effect will be prorated to take into consideration the number of days during such calendar year in which the Lease Term is in effect.

    Section 3. MANNER AND TIMING OF RENT PAYMENTS. The first monthly installment of Base Rent will be paid by Tenant coincident with its execution of this Lease. Thereafter, monthly installments of Base Rent and estimated Excess Expense payments, if any, will be due and payable in advance on or before the first day of each calendar month during the Lease Term. Each such installment will be paid to Landlord at its address set forth in the Lease Summary (or such other address as Landlord may designate from time to time). If the Lease Term commences on a day other than the first day of the month or terminates on a day other than the last day of the month, then the installments of Base Rent and estimated Excess Expense payments for such month(s) will be adjusted accordingly. If any installment of Base Rent or any Excess Expense payment is not received by Landlord within ten days after its due date, then a late payment charge of 5% of such past due amount will be assessed and will be immediately due and payable from Tenant. All installments of Base Rent and estimated Excess Expense payments will be paid by Tenant without demand and without any rights of reduction, counterclaim or offset. Tenant hereby agrees to pay as additional rent any sales, use or other tax (other than income taxes) now or hereafter imposed by any governmental authority upon the rent and other sums payable by Tenant hereunder. The sales tax on Base Rent initially payable by Tenant is set forth in the Base Rent Schedule attached hereto as Exhibit B. Landlord will notify Tenant of any change in any tax payable by Tenant as additional rent hereunder. Landlord's acceptance of any payment which constitutes less than all of the balance then owed to it by Tenant hereunder will be treated as its receipt of a payment "on account" and not as an accord and satisfaction and Landlord may accept any such payment (regardless of the existence of any endorsement or statement to the contrary contained on any check or letter accompanying such payment) without prejudice to Landlord's right to recover the balance of the amount owed to it or pursue any other remedy provided for in this Lease.

    Section 4. SERVICES. Except as otherwise provided herein, Landlord will provide all utility, HVAC and elevator services which are required for the use of the Leased Premises for general office purposes during normal business hours (8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, holidays excepted). Notwithstanding the foregoing, Tenant will pay for all costs related to the provision of telephone service to the Leased Premises. Landlord will not be liable to Tenant, nor will Tenant be relieved of any obligation hereunder if any service to the Leased Premises is interrupted for any reason beyond Landlord's reasonable control.

    Section 5. MAINTENANCE AND REPAIR. Landlord will maintain the Building (including all common areas which serve the Building) and all structural elements and mechanical systems located within the Leased Premises in good repair and condition; provided, however, that Tenant (and not Landlord) will be required to pay all costs of maintaining the same if the need therefor arises due to the fault or negligence of Tenant or its agents, employees or guests, and, provided, further, that Tenant will be required to pay all costs of maintaining any separate mechanical units and systems installed in the Leased Premises by Tenant. Landlord will also provide janitorial service to the Leased Premises five days per week in accordance with the janitorial specifications attached hereto as Exhibit I. Except as otherwise expressly set forth in this Section 5, Tenant will be responsible and pay for all costs associated with maintaining and repairing the interior of the Leased Premises, including, without limitation, all costs associated with the painting of interior walls, the cleaning or replacing of wallcoverings and floorcoverings and the replacing of light bulbs. Landlord will not be liable to Tenant, nor will Tenant be relieved of any obligation hereunder if Tenant's use of the Leased Premises is interrupted as a result of Landlord's required entry into the Leased Premises for the purpose of making any repairs, alterations or improvements to the structural elements or mechanical systems located within the Leased Premises (including, without limitation, the HVAC system). Tenant expressly waives any right it might otherwise have under any law, statute or ordinance now or hereafter in effect to make any repairs to the Leased Premises at Landlord's expense.

    Section 6. USE OF LEASED PREMISES. Tenant will use the Leased Premises solely for the Permitted Use. Tenant will not cause or permit any waste or damage to the Leased Premises or the Building and will not occupy or use the Leased Premises for any business or purpose which is unlawful, hazardous, unsanitary, noxious or offensive or which unreasonably interferes with the business operations of other tenants in the Building. Tenant will comply with the Rules and Regulations for the Building which are set forth in Exhibit D (and any modifications thereto which are consistent with the provisions of this Lease). Tenant will also have the non-exclusive right to use the common areas which serve the Building, including, without limitation, the Building's common lobbies, hallways, elevators, restrooms and parking areas; provided, however, that it is expressly understood and agreed that the restrooms located within the Leased Premises will be devoted exclusively to Tenant's use and will not be considered common areas of the Building.

    Section 7. COMPLIANCE WITH LAW. Tenant will at its sole expense comply with all laws, governmental requirements and recorded covenants or conditions which are now or hereafter in force pertaining to Tenant's occupancy and use of the Leased Premises, including, without limitation, the Americans with Disabilities Act of 1990, as amended. Landlord will be responsible, at its expense and not as Operating Expense subject to being passed through to the Tenant as Excess Expenses, for complying with all laws, governmental requirements and recorded covenants or conditions which are now or hereafter in force pertaining to the ownership of commercial office buildings generally (and which are not solely attributable to Tenant's specific occupancy and use of the Leased Premises).

    Section 8. SIGNS. Tenant will not place any sign or other advertising material on the exterior or interior of the Leased Premises or the Building, without the prior written consent of Landlord. Landlord will at its expense provide Tenant with the Building's standard graphics and signage for identification of Tenant on the business directory, the elevator lobby and the entranceway to the Leased Premises.

    Section 9. LEASEHOLD IMPROVEMENTS. Attached to this Lease as Exhibit E are either: (a) the preliminary specifications for the improvements to be made to the Leased Premises ("Improvements"); or (b) a tenant improvement allowance for such Improvements. To the extent Exhibit E simply sets forth a tenant improvement allowance for the Improvements which will ultimately be constructed to the Leased Premises, Landlord and Tenant agree that, promptly following the parties' execution of this Lease, they will meet to develop approved preliminary specifications for the Improvements. Once Landlord and Tenant have approved preliminary specifications (either by the initial attachment of the same hereto as Exhibit E or as a product of their meeting promptly following the execution of this Lease), Landlord will proceed with the preparation of the final architectural and engineering drawings, plans and specifications for the Improvements. Once those drawings, plans and specifications are completed, Landlord will deliver a full set thereof to Tenant for its review and approval. The approved final drawings, plans and specifications ("Final Plans") are incorporated herein by this reference.

    If Exhibit E simply sets forth a tenant improvement allowance number and if the cost of constructing the Improvements in accordance with the approved Final Plans (as determined by Landlord's general contractor) exceeds the amount of such tenant improvement allowance, then, in such event, Tenant will pay any such excess costs within ten days after Landlord's written demand for the payment thereof. If, following the approval of the Final Plans, Tenant expresses a desire to make any revisions thereto, Tenant will so notify Landlord and Landlord will then ask its general contractor to prepare a cost estimate for the making of such changes. Landlord will promptly notify Tenant of any increased costs or savings resulting from such changes and Tenant will have the right to require Landlord to cause such a change to be made to the Final Plans; provided, however, that such changes will not unreasonably affect the structural integrity or value of the Building. If the aggregate of all such changes results in a net increase in the cost of the construction of the Improvements, (net of any savings), then Tenant will pay such net increase to Landlord within ten days after Landlord's written demand for the payment thereof.

    Landlord will cause the Improvements to be constructed in accordance with the Final Plans. Landlord will use its best efforts to substantially complete construction of the Improvements on or before the targeted Commencement Date set forth in the Lease Summary, subject to delays caused by the occurrence of events beyond its reasonable control, including, without limitation, labor troubles, inability to procure materials, restrictive governmental laws and pronouncements, acts of God, unseasonable weather, Tenant's failure to timely respond to any matter submitted for its review and Tenant's requested change orders ("Delay Events"). The establishment of the substantial completion date referred in the immediately preceding sentence is further predicated upon the various Milestone Dates referred to in Exhibit D being met in a timely manner with respect to the preparation, submission and approval of all preliminary specifications and Final Plans. Tenant agrees that it will review and either approve or specify its objections to any documents or drawings submitted to it for its review and approval hereunder within five days after its receipt of the same. If Tenant fails to respond to any submission to it within five days after its receipt of same, then it will be deemed to have approved the same for all the purposes of this Lease.

If the improvements to the Leased Premises are not substantially completed on or before the targeted Commencement Date set forth in the Lease Summary, then the Commencement Date and the Termination Date will each be deferred by the number of days between the targeted Commencement Date set forth in the Lease Summary and the date on which the improvements are substantially completed. Notwithstanding anything to the contrary contained herein, if Landlord's inability to substantially complete the improvements on or before the targeted Commencement Date set forth in the Lease Summary is attributable to Tenant-caused delays (including, without limitation, Tenant's failure to timely respond to any manner submitted for its review, delays caused by Tenant's requested change orders, as verified by Landlord's general contractor, or Tenant's failure to meet the Milestone Dates referred to in Exhibit D), then the Commencement Date will remain as set forth in the Lease Summary, notwithstanding the fact that the Improvements are not yet substantially completed, and Tenant will, from and after the Commencement Date, have an obligation to pay Base Rent, Estimated Operating Expense Payments and perform all of its other obligations and duties set forth in this Lease. For the purposes of this Lease, the Improvements will be deemed substantially completed on the earlier of the date on which Tenant occupies the Leased Premises or the date on which a temporary or permanent certificate of occupancy for the Improvements is issued by the appropriate governmental authority.

    Section 10. ALTERATIONS.   Except for "Minor Alterations" (as that term is
hereinafter defined), Tenant will not at any time prior to or during the Lease Term make any alterations, additions or improvements to the Leased Premises without the prior written consent of Landlord. For the purposes of this Section 10, "Minor Alterations" will mean any alteration, addition or improvement to the Leased premises, which costs less than $10,000 and which does not alter the exterior aesthetics or structural integrity of the Building. All improvements, alterations and additions made at one time in connection with any one job will be aggregated for the purposes of determining whether the $10,000 limit has been exceeded. If Landlord consents to any proposed alteration, addition or
improvement, the same shall be made by Landlord at Tenant's sole expense.   If
required by Landlord, any such alterations, additions or improvements will be removed by Tenant upon the expiration of the Lease Term. Tenant will repair any damage to the Leased Premises caused by such removal.

    Section 11. MECHANICS LIENS. Tenant will indemnify and hold Landlord harmless from any liability or expense associated with the construction by Tenant of any alteration, addition or improvement to the Leased Premises. In particular, Tenant will execute and record an appropriate notice of commencement pursuant to Chapter 713, Florida Statutes, identifying Tenant's interest in the Leased Premises as a leasehold interest only. Tenant will immediately discharge any mechanics lien filed against the Leased Premises or the Building in connection with any work performed by Tenant.

    Section 12. ASSIGNMENT AND SUBLETTING.   Except as otherwise expressly
provided in Exhibit G, Tenant will not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of Landlord, which
consent will not be unreasonably withheld or delayed by Landlord.   Unless
otherwise agreed to by Landlord, Landlord's consent to any such assignment or sublease will not relieve Tenant from its obligations under this Lease.

    Section 13. SUBORDINATION.   Tenant's rights and interest under this Lease
are subordinate to all mortgages and other encumbrances now or hereafter affecting any portion of the Building. In the event of the foreclosure of any mortgage or other encumbrance, Tenant will, upon request of any person succeeding to the interest of Landlord, attorn to and automatically become the tenant of such successor in interest without change in the terms or conditions of this Lease; provided, however, that such successor in interest shall not be liable for any act or omission of any prior landlord or subject to any offsets or defenses which Tenant may have against any such prior landlord. This paragraph will be self-operative and no further instrument will be required to effect the subordination provided for herein. Within ten days after its receipt of Landlord's request therefor, Tenant will execute and deliver to Landlord a certificate confirming such

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subordination and attornment and setting forth the current status and facts related to this Lease and Tenant's occupancy of the Leased Premises. Tenant may not terminate this Lease because of any default by Landlord, unless Tenant first gives written notice of the alleged default to any mortgagee of Landlord whose name and address have been provided to Tenant, and such mortgagee fails to cure such default within 30 days after its receipt of such written notice.

    Section 14. LIMITATION OF LANDLORD'S PERSONAL LIABILITY.   Tenant will look
solely to Landlord's interest in the Leased Premises and the Building for the recovery of any judgment against Landlord; it being the express intent of the parties hereto that neither Landlord, nor any of its partners will ever be personally liable for any such judgment.

    Section 15. INDEMNIFICATION AND INSURANCE.   Landlord will not be liable for
and Tenant hereby releases Landlord from any liability or expense associated with any damage or injury to any person or property (including any person or property of Tenant or anyone claiming under Tenant) which arises directly or indirectly in connection with the Leased Premises or Tenant's use or occupancy of the Leased Premises or any common areas serving the Building. To the extent not covered by insurance, Tenant will indemnify and hold Landlord harmless from any of the above-described liabilities and expenses; provided, however, that Tenant will not be obligated to indemnify Landlord as to any liability or expense occasioned by the fault or negligence of Landlord.

   Tenant will not be liable for and Landlord hereby releases Tenant from any liability or expense associated with any damage or injury to any person or property (including any person or property of Landlord or anyone claiming under Landlord), which arises directly or indirectly in connection with the common areas serving the Building. To the extent not covered by insurance, Landlord will indemnify and hold Tenant harmless from any of the above-described liabilities and expenses; provided, however, that Landlord will not be obligated to indemnify Tenant as to any liability or expense associated by the fault or negligence of Tenant.

    All property stored or placed by Tenant in or about the Leased Premises will be so stored or placed at the sole risk of Tenant. Tenant will at its sole expense maintain in full force and effect at all times during the Lease Term:
(a) comprehensive public liability insurance for personal injury and property damage with liability limits of not less than $1,000,000 for injury to one person, $2,000,000 for injury from one occurrence and $500,000 for property damage; and (b) extended coverage insurance on all property stored or placed by Tenant in or about the Leased Premises in an amount equal to the full replacement value thereof. Each insurance policy required to be maintained by Tenant hereunder will name Landlord as an additional insured and will specifically provide that such insurance policy cannot be terminated without giving at least 30 days prior written notice to Landlord.

    Landlord will, at its initial expense, but as an Operating Expense subject to being passed through to Tenant under Section 2 hereof, maintain in full force and effect at all times during the Lease Term: (a) comprehensive public liability insurance for personal injury and property damage with liability limits of not less than $1 million for injury to one person, $2 million for injury from one occurrence and $500,000 for property damage; and (b) extended coverage insurance on the Building in an amount equal to the full replacement value thereof.

    Section 16. WAIVER OF SUBROGATION.   Landlord and Tenant each hereby waives
its right to receive damages against the other party with respect to any loss or claim occasioned by the occurrence of any casualty to the Building or the Leased Premises which is covered under a valid and collectible fire and extended coverage insurance policy. Any insurance policy procured by either Tenant or Landlord hereunder will contain an express waiver of any right of subrogation by the insurance company against Landlord or Tenant, as the case may be.

    Section 17. HAZARDOUS SUBSTANCES. Tenant will not use, store or dispose of any "hazardous substance", "hazardous material" or "toxic substance" (as those terms are defined or used in the context of Comprehensive Environmental Response, Compensation and Liability Act or any other federal, state or local environmental law, regulation or requirement) on or about the Leased Premises, except for immaterial amounts that are exempt from or do not give rise to any violation of applicable law. Tenant will indemnify and hold Landlord harmless from any liability or expense (including, without limitation, reasonable attorney's fees and expenses, court costs, expenses and costs incurred in the investigation, settlement and defense of claims and any cost or expense incurred in connection with any environmental clean-up) incurred by or claimed against Landlord as a result of Tenant's breach of the covenant contained in this
section.   The foregoing indemnification (as well as the indemnification set forth in Section 15 of this Lease) will survive the expiration or sooner termination of the Lease Term.

   Landlord will not use, store or dispose of any "Hazardous Substance", "Hazardous Material" or "Toxic Substance" (as those terms are defined or used in the context of the Comprehensive Environmental Response, Compensation and Liability Act or any other federal, state or local environmental law, regulation or requirement) on or about the Building, except for immaterial amounts that are exempt from or do not give rise to any violation of applicable law. Landlord will indemnify and hold Tenant harmless from any liability or expense (including, without limitation, reasonable attorney's fees and expenses, court costs, expenses and costs incurred in the investigation, settlement and defense of claims and any cost or expense incurred in connection with any environmental clean-up) incurred by or claimed against Tenant as a result of Landlord's breach of the covenant contained in this section. The foregoing indemnification (as well as the indemnification set forth in Section 15 of this Lease) will survive the expiration or sooner termination of the Lease Term.

    Section 18. SURRENDER OF PREMISES.   Upon the termination of Tenant's right
of possession under this Lease, Tenant will immediately surrender possession of the Leased Premises to Landlord in good repair and "broom clean" condition, reasonable wear and tear excepted. Tenant will at the same time remove all of its trade fixtures from the Leased Premises, as well as any alterations, additions or improvements designated by Landlord (other than those improvements constructed by Landlord pursuant to Section 10 and Exhibit E). Tenant will promptly repair any damage caused to the Leased Premises by the removal of any of such property.

    Section 19. SECURITY INTEREST.   [Intentionally Omitted]

    Section 20. CASUALTY. If the Leased Premises is damaged by fire or other casualty, the Landlord will give written notice to Tenant within 20 days after the occurrence of such event whether the damaged area can reasonably be repaired within 120 days after the date on which all requisite permits and licenses for the repair thereof are obtained from the appropriate governmental authorities. If Landlord notifies Tenant that it does not believe that the damaged area can reasonably be repaired within such 120-day period, then both Landlord and Tenant will have the option of terminating this Lease by giving written notice thereof to the other at any time within 30 days after the date of Tenant's receipt of the aforementioned notice from Landlord. If Landlord determines that the damaged area can reasonably be repaired within such 120-day period or if neither party elects to terminate this Lease despite the fact that Landlord has determined that the damaged area cannot be reasonably repaired within such 120-day period, then Landlord will proceed to repair the damaged area at its sole expense; provided, however, that Landlord will in no event be required to repair any improvements previously made to the Leased Premises by or at the request of Tenant. If the Leased Premises are rendered untenantable in whole or in part as a result of a fire or other casualty which was not caused by Tenant, then all rent and other payments accruing after the occurrence of any such fire or other casualty and prior to the completion of the repair of the Leased Premises will be equitably and proportionately abated to reflect the untenantable portion of the Leased Premises. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by such fire or other casualty or the concomitant repair of the damaged area.

    Section 21. CONDEMNATION.   If all or any substantial portion of the Leased
Premises or the Building is taken by or under threat of condemnation so as to render the Leased Premises wholly untenantable, then this Lease will automatically terminate as of the date of the vesting of title to such property in the condemning authority. If such taking does not render the Leased Premises wholly untenantable, then this Lease will not terminate but will continue in full force and effect in accordance with its terms, except that the Base Rent and Tenant's Proportionate Share will be adjusted to fairly reflect the portion of the Leased Premises, the Building or the Land which was so taken. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by any such taking. Landlord will be entitled to receive the entire award made by the condemning authority for any such taking. Landlord will promptly notify Tenant of the institution of any condemnation proceeding affecting the Leased Premises. Notwithstanding anything to the contrary contained herein, Tenant may pursue its own separate action for the recovery of an award from the condemning authority with respect to any such taking, so long as Tenant pays all expenses associated with such separate action and the result of such separate action is not a diminution of the award otherwise payable to Landlord with respect to such taking.

    Section 22. HOLDING OVER.   Tenant will not hold over in its occupancy of
the Leased Premises after the expiration of the Lease Term without the prior written consent of Landlord. If Tenant holds over without the prior written consent of Landlord, then Tenant will pay 150% of the Base Rent then in effect for each month during the entire holdover term. Any holding over or without with the consent of Landlord will constitute this Lease as a lease from month-to-month.

    Section 23. DEFAULT. If Tenant fails to pay any installment of Base Rent or any other sum payable by it hereunder within ten days after its receipt of written notice that the same is due and unpaid, or if Tenant defaults in the performance of any of its other obligations under this Lease and such default continues for 30 days after written notice thereof is given to Tenant, then, in addition to any other legal rights and remedies available to Landlord at law or in equity, Landlord may: (a) terminate Tenant's right of possession under this Lease and declare to be immediately due and payable the net present value (using a discount rate of 6%) of the difference between all Base Rent and other sums payable hereunder over the remainder of the Lease Term and the then fair market rental value of the Leased

Premises over a like period of time; or (b) reenter and attempt to relet the Leased Premises without terminating this Lease, in which event Tenant will remain obligated to pay to Landlord any deficiency between all sums payable by Tenant pursuant to this Lease and any sums collected by Landlord from any reletting of the Leased Premises (net of any sums paid by Landlord in connection with such reletting, including, without limitation, leasing commissions, attorneys' fees and costs of improvements to the Leased Premises). Landlord may collect any amounts payable to it pursuant to this paragraph by any lawful means, including, without limitation, the sale by public or private sale of all of Tenant's personal property in which Landlord has a security interest.

    Section 24. PREVAILING PARTY'S FEES. If any legal action is commenced by either Landlord or Tenant, to enforce its rights hereunder, then all attorneys' fees, paralegal fees and other expenses incurred by the prevailing party in such action shall be promptly paid by the non-prevailing party.

    Section 25. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and the successors and permitted assigns of Tenant.

    Section 26. NO WAIVER.    No waiver of any covenant or condition of this
Lease by either party will be deemed to constitute a future waiver of the same or any other covenant or condition of this Lease. In order to be effective, any such waiver must be in writing and must be delivered to the other party to this Lease.

    Section 27. BROKERAGE COMMISSIONS. Each of Landlord and Tenant hereby represents and warrants that it has not dealt or consulted with any real estate broker or agent in connection with this Lease other than those real estate brokers and agents specifically identified in the Agency Disclosure Statement
attached hereto as Exhibit F.   Each of Landlord and Tenant agrees to indemnify
and hold the other harmless from and against any liability or expense occasioned by a breach of the foregoing representation.

    Section 28. RELOCATION.  [Intentionally Omitted]

    Section 29. REASONABLENESS OF CONSENT.   Landlord shall not unreasonably
withhold any consent or approval which is required to be given by it pursuant to the terms of this Lease.

    Section 30. AMENDMENT. This Lease may not be amended except by a written instrument signed by both Landlord and Tenant.

    Section 31. GOVERNING LAW. This Lease will be governed by and construed in accordance with the laws of the State of Florida.

    Section 32. NOTICES.   All notices required or permitted under this Lease
must be in writing and must be delivered to Landlord and Tenant at their addresses set forth in the Lease Summary (or such other address as may hereafter be designated by such party). Any such notice must be personally delivered or sent by either registered or certified mail or overnight courier.

    Section 33. SECURITY DEPOSIT.  [Intentionally Omitted]

    Section 34. FINANCIAL STATEMENTS. If Tenant ceases to be a company whose stock is publicly-traded over a nationally-recognized securities exchange (thereby making its financial statements available to the public), then, on or before April 1 of each year during the Lease Term, Tenant will provide Landlord with its then most current financial statements (a balance sheet and income and loss statement). Each financial statement provided under this Section 34 will be certified as being true and accurate by an authorized officer of Tenant and will be reviewed by an independent certified public accounting firm.

    Section 35. SPECIAL TERMS. Exhibit G sets forth those special provisions, if any, which supplement the provisions of this Lease.

                [SIGNATURES AND ACKNOWLEDGEMENTS APPEAR ON NEXT PAGE]

                          SIGNATURES AND ACKNOWLEDGEMENTS


Landlord and Tenant have executed this Lease as of the date specified in the Lease Summary.


Signed and acknowledged in
the presence of:
                                        LANDLORD:

                                        701 INTERNATIONAL PARKWAY DEVELOPMENT
                                        COMPANY

    /S/ NOVA MENDELSON                  By Pizzuti Inc.
--------------------------------

    /S/ BETSY BOYD                      By      /S/ RICHARD C. DALEY, EVP
--------------------------------          --------------------------------------
                                                         (Name)        (Title)

                                        TENANT:

     /S/ MARLENE H. FRITH               BRITE VOICE SYSTEMS, INC.
--------------------------------

     /S/ JACK FARNHAM                   By   /S/ D. S. GERGACZ, CHAIRMAN & CEO
--------------------------------          --------------------------------------
                                                   (Name)              (Title)

STATE OF OHIO
COUNTY OF FRANKLIN: SS

    Before me, a notary public in and for said state and county, personally appeared Richard C. Daley, the EVP of Pizzuti Inc., the managing agent of 701 International Parkway Development Company, the Landlord in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed on behalf of the Landlord.

Date:  3/10/98                                  /S/ NOVA MENDELSON
                                              ---------------------------------
                                             Notary Public


STATE OF FLORIDA
COUNTY OF SEMINOLE:  SS

    Before me, a notary public in and for said state and county, personally appeared David S. Gergacz, the Chairman/CEO of Brite Voice Systems, Inc., the Tenant in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed on behalf of Tenant.


Date:  3/3/98                                  /S/ DIANE M. MORGAN
                                             ---------------------------------
                                             Notary Public

                                                                       EXHIBIT A


                            DESCRIPTION OF LEASED PREMISES



See floor and building plans attached hereto as Schedule 1.



                              Initialed and Approved by Tenant:


                                   /s/ DSG
                              ------------------------------------

                                                                      SCHEDULE 1







                         GRAPHIC ILLUSTRATION OF FLOOR PLAN

                                                                       EXHIBIT B






                                  BASE RENT SCHEDULE



The monthly Base Rent payable by Tenant during the Lease Term will be as set forth in the following schedule:


LEASE PERIOD                  MONTHLY BASE RENT        PRSF BASE RENT
------------                  -----------------        --------------
First 2 Months of Lease Term  $0                       $0
Months 3-26                   $50,350.23               $18.25
Months 27-38                  $51,867.63               $18.80
Months 39-50                  $53,385.04               $19.35
Months 51-62                  $54,902.44               $19.90

Tenant will also be required to pay all sales tax payable with respect to the aforementioned Base Rent (currently computed at the tax rate of 7%). In addition, the Base Rent is net of the cost of providing electrical service to the Leased Premises, the entire cost of which will be separately metered to and paid by Tenant.




                                        Initialed and Approved by Tenant:


                                             /s/ DSG
                                        -------------------------------------

                                                                      EXHIBIT C

                              LIST OF OPERATING EXPENSES



The following are those expenses which are included within the definition of "Operating Expenses":


1. Costs of maintaining and repairing (but not replacing) the Building and all common areas serving the Building;

2.   The cost of providing janitorial services to the Building;

3.   The cost of providing security for the Building;

4. Real estate taxes and assessments on the Building, including, without limitation, any assessments imposed by any property owner's association;

5. Insurance premiums for liability and extended coverage insurance policies maintained by Landlord on the Building;

6. Costs related to the provision of utility services to the Building (specifically, excluding, however, the cost of providing electrical service to the Leased Premises, which costs will be separately metered and billed to Tenant);

7. Salaries and related costs (including fringe benefits, payroll taxes and a labor overhead charge of not more than 15%) of personnel spending time directly associated with the operation, management and maintenance of the Building, including, without limitation, those paid to any on-site assistant property management or maintenance personnel;

8. A property management fee of 4% of all amounts payable by tenants of the Building.

9.   A reasonable contingency/replacement reserve;

10. The cost of any cost-saving utility devise installed in the Building, but only to the extent of the actual cost-savings obtained therefrom;

11. The cost of any Building improvement (amortized over such period as is consistent with generally accepted accounting principles) which Landlord is required to make as a result of the enactment or promulgation of any governmental law or regulation after the date of the execution of this Lease;

12. Accounting, legal and other professional services rendered in connection with the operation, management and maintenance of the Building; and

13. All other costs related to the operation, management and maintenance of the Building which are considered to be operating expenses under generally accepted accounting principles.

The following are those expenses which are excluded from the definition of "Operating Expenses":


A.   Landlord's debt service on any financing related to the Building;

B.   Franchise or income taxes payable by Landlord;

C.   Salaries and related costs of Landlord's off-site administrative personnel;

D.   Costs of all tenant improvements;

E.   Leasing commissions;

F. Attorney's fees incurred by Landlord in prosecuting any eviction or other legal action against any tenant in the Building; and

G. All costs and expenses which are considered to be capital expenditures under generally accepted accounting principles (other than those specifically included within the definition of "Operating Expenses" in this Exhibit C).


Operating Expenses shall be computed for each calendar year during the Lease Term based upon the accrual method of accounting. If the Building is ever less than 100% occupied, then Operating Expenses shall be calculated as if the Building had been 100% occupied and the results shall constitute Landlord's Operating Expenses for such calendar year for all purposes of this Lease.


                                   Initialed and Approved by Tenant:


                                        /s/ DSG
                                    ------------------------------------

                                                                       EXHIBIT D

                                 RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice visible from outside the Premises shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord.

2. Tenant must use Landlord's blinds in all exterior and atrium window offices. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided by Landlord and shall consist exclusively of the display of the name and location of tenants only; Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the Janitor or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

8. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical that may be transmitted to the structure of the Building or to any space therein to such degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

     The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air conditioning other than supplied by Landlord.

12. Tenant shall not waste electricity, water on air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating, air conditioning and lighting to comply with any governmental energy saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust control. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 8 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Tenant shall pay the cost of replacing any security cards provided by Landlord. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person, Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of microwave shall be permitted, provided that such equipment and its use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. In the event Tenant fails to deliver to Landlord its keys to the Premises upon termination of Tenant's right to possession under the Lease, or Tenant's vacating of the Premises, the cost of replacing the locks and keys shall be borne by Tenant.

32. Bicycles, motorbikes and motorcycles are prohibited within the Building and must be keep in designated parking areas.

33. No pets or other animals of any type whatsoever are permitted in the Building at any time.

34. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

35. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

36. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

37. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.



                              Initialed and Approved by Tenant:


                                   /s/ DSG
                              -----------------------------------------

                                                                       EXHIBIT E



                                   LANDLORD'S WORK


Landlord will provide a tenant improvement allowance of $629,033 for the construction of improvements to the Leased Premises. Landlord will, at its expense, provide a preliminary space plan for Tenant's use at the Leased Premises. The preliminary and final plans for such improvements will otherwise be prepared, submitted and approved in accordance with the procedures set forth in Section 9 of the Lease. The construction of the improvements to the Leased Premises will be bid by Landlord to the following two general contractors - Brasfield & Gorrie and Gettysburg. Landlord may not accept any general contractor bid for comparable work at a comparable schedule if any such bid is more than 5% greater than the low bid received from the aforementioned two general contractors. If the cost of the construction of the improvements ultimately approved by Landlord and Tenant exceeds the amount of the aforementioned tenant improvement allowance, then such excess costs will be paid by Tenant in accordance with the provisions of Section 9 of the Lease. If the cost of the construction of the improvements ultimately approved by Landlord and Tenant is less than the amount of the aforementioned tenant improvement allowance, then such cost savings will be paid to Tenant by Landlord in cash on or before the date on which Tenant commences paying Base Rent under the terms of this Lease. Landlord will not charge against the tenant improvement allowance any fee for its supervision of such construction.

The following are those base building improvements which will be constructed by Landlord and which are not to be charged against the tenant improvement allowance set forth above:

     -    Fully installed 4' X 4' suspended acoustical ceiling grid.
     - 2' X 4' fluorescent light fixtures with energy saving ballast purchased and palletized on the tenant floors at a rate of 1/96 rentable square foot.
     - Installation of all primary HVAC system components and duct work terminating at the VAV unit (not including spin-outs or distribution devices).
     - Installation of wet sprinkler systems with turned-up heads for shell areas precedent to Tenant demising plans.

The following are those "Milestone Dates" referred to in Section 9 of the Lease, with respect to the preparation, submission and approval of the preliminary specifications and the Final Plans:

     - Tenant's delivery to Landlord of its preliminary requirements for the improvements - Completed February 11, 1998.
     - Tenant's approval of the preliminary specifications and floor plans - February 23, 1998;
     - Tenant's approval of the pricing and Final Plans for Improvements - April 15, 1998; (assumes Landlord's delivery of the same to Tenant on or before March 30. 1998).

Notwithstanding anything to the contrary contained herein, if the improvements to the Leased Premises are not substantially completed on or before the date which is 88 days after Tenant's approval of the Final Plans and Landlord's receipt of a building permit for the space, for any reason other than the occurrence of a Delay Event, then Tenant will have the right to cancel this Lease by delivering written notice of termination thereof to Landlord no later than three days after the expiration of such 88 calendar day period.

                                        Initialed and Approved by Tenant:


                                             /s/ DSG
                                        --------------------------------------

                                                                       EXHIBIT F


                             AGENCY DISCLOSURE STATEMENT



The following are the only real estate agents and brokers involved in the leasing transition between Landlord and Tenant:

                     Welsh Companies - Representative of Landlord
      Commission to be paid by Landlord pursuant to separate written agreement.

           Cushman & Wakefield of Florida, Inc. - Representative of Tenant Commission to be paid by Landlord pursuant to separate written agreement.




                              Initialed and Approved by Tenant:



                                   /s/ DSG
                              --------------------------------------

                                                                      EXHIBIT G

                                    SPECIAL TERMS

The following special terms modify and supplement the provisions of the Lease Agreement between Landlord and Tenant. All capitalized terms used but not defined in this Exhibit G will have the meanings attributed thereto in the Lease Agreement.

1. Notwithstanding anything to the contrary contained in Section 3, Tenant will not be required to pay its first monthly installment of Base Rent until the date which is ten days after the date on which Landlord commences construction of the Improvements to the Leased Premises.

2. Notwithstanding anything to the contrary contained in Section 8 of the Lease, Tenant will be entitled to exterior signage on the Building identifying Tenant. The location, design, size and composition of any such sign will be as specified in the sign specifications attached hereto as Schedule G-1 and will further be subject to compliance with all applicable governmental laws, rules and regulations and the provisions of any private restrictive covenants applicable to the Land and the Building.

3. Tenant will be given access to the Leased Premises 30 days prior to the Commencement Date, so that Tenant may begin installing its furniture, fixtures and data communication equipment in the Leased Premises. During such 30-day early access period, Tenant will take all reasonable steps to eliminate any interference with Landlord's construction of the Improvements to the Leased Premises.

4. Notwithstanding anything to the contrary contained in Section 12 of the Lease, Tenant may, without having to obtain Landlord's prior approval, sublet the Leased Premises or assign its interest in the Lease to any successor-in-interest to Tenant resulting from a merger, consolidation or sale of Tenant's entire business; provided, however, that Tenant will be required to provide Landlord with written notice of any such sublease or assignment at least ten days prior to Tenant's effecting of the same.

5. If at any time during the Lease Term, Landlord receives a solicited or unsolicited offer ("Third Party Offer") from any person or entity to lease all or any part of any vacant space on the third floor of the Building ("Vacant Space") and if Landlord, in good faith, is willing to accept such offer, then Landlord will promptly provide Tenant with written notice of the terms and conditions of such Third Party Offer. Tenant will have eight days after its receipt of Landlord's notice to provide Landlord with written notice that if it elects to lease the Vacant Space upon the terms and conditions set forth in the Third Party Offer. If Tenant fails to provide Landlord with any such written notice within the aforementioned eight day period or if Tenant expressly declines to exercise its right of first refusal within such eight day period, then, in either such event, Landlord will have the unrestricted right to lease the Vacant Space for a period of six months thereafter upon the identical terms and conditions set forth in the Third Party Offer. If Landlord fails to so lease the Vacant Space within such six-month period, then Tenant's right of first refusal with respect to the Vacant Space will be reinstated in the manner contemplated in this paragraph 5. If Tenant elects to exercise its right of first refusal within the aforementioned eight day period, then Landlord and Tenant will enter into an Addendum to Lease, which sets forth the terms and conditions of Tenant's leasing of the Vacant Space, which terms and conditions will be identical to those set forth in the Third Party Offer, except that if Tenant's leasing of the Vacant Space commences at any time during the first two years of the Lease Term hereunder, then (a) the expiration date of Tenant's leasing of the Vacant Space will be coterminous with its leasing of the Leased Premises hereunder; and (b) the per rentable square foot tenant improvement allowance to be provided to Tenant with respect to the Vacant Space will be equal to $19 per rentable square foot contained within the Leased Premises, multiplied by a fraction having as its numerator the number of months in the initial term of Tenant's leasing of the Vacant Space and having as its denominator the number 60.

6. Tenant will have the option to renew this Lease Agreement for up to two consecutive renewal terms of five years each. Each such renewal option must be exercised, if at all, by Tenant's delivery of written notice of exercise to Landlord at least 180 days prior to the scheduled expiration of the then existing term of the Lease (be it the initial Lease Term or the first renewal term). Tenant's right to so renew this Lease Agreement will be conditioned upon the Lease Agreement being in full force and effect, without any default on the part of Tenant, both at the time of Tenant's exercise of each such renewal option and at the time of the scheduled commencement of each such renewal term. Each such renewal term will be upon all of the same terms and conditions set forth in this Lease Agreement with respect to the initial Lease Term, except that the annual Base Rent payable during each year of each such renewal term will be equal to the market rental rate being charged for comparable space for a comparable term in comparable buildings in the Heathrow/Lake Mary suburban office market; provided, however, that the Base Rent payable during any year of any such renewal term will in no event be less than the Base Rent payable during the immediately preceding 12 months of the Lease Term. Landlord will provide Tenant with its determination of such market rental rates within 15 days after Tenant's written request for the same.

7. Notwithstanding anything to the contrary contained in Section 13 of the Lease, Tenant's subordination and attornment obligations set forth therein will be expressly conditioned upon Tenant's execution with Landlord's lender of a subordination, non-disturbance and attornment agreement, which provides that Tenant's leasing and possession of the Leased Premises will in no event be disturbed by Landlord's lender, so long as Tenant is in full compliance with all of the provisions of this Lease.

8. Landlord hereby represents and warrants the following to Tenant, both as of the date of the parties' execution of this Lease and as of the Commencement
     Date:

          (a) The Building will not contain any asbestos, hazardous substance, hazardous material or toxic substance (as those terms are defined in Section 17 of the Lease), except for immaterial amounts that are exempt from or do not give rise to a violation of applicable law; and

          (b) The Building will comply with all relevant governmental code requirements, specifically including, without limitation, the Americans With Disabilities Act.

9. Notwithstanding anything to the contrary contained in Section 2 or Exhibit C, the amount of any "Controllable Expenses" (as that term is hereinafter defined) to be taken into consideration when computing Tenant's Proportionate Share of Excess Expenses will be limited to an amount equal to the annualized Controllable Expense incurred by Landlord during the calendar year 1998, with future increases capped at the rate of 5% per year for each calendar year thereafter. For the purposes of this Lease, the term "Controllable Expense" will mean those expenses referred to in paragraphs 1, 2, 3, 7, 9, 12 and 13 of Exhibit C.

10. Tenant will have access to the Leased Premises 24 hours per day, seven days per week. Each of the perimeter doors of the Building on the first floor will be equipped with localized card readers and will be linked to the DDC Controller. At Tenant's request, Landlord will cooperate with Tenant in adapting and expanding the Building security system for future integration with Tenant's security needs; provided, however, that all costs associated with any such adaptation or expansion will be borne by Tenant.

11. The parking lot located adjacent to the Building will provide up to four parking spaces for every 1,000 square feet of rentable space contained within the Building. To the extent Landlord hereafter grants to any future tenant of the Building the right to have exclusive, reserved parking spaces, then Tenant will be entitled to the use of that number of exclusive, reserved parking spaces which is in the same proportion to its rentable square footage as is the number of reserved parking spaces assigned to such other tenant to such other tenant's rentable square footage within the Building.

12. Tenant anticipates that it may occasionally during the Lease Term desire to hold a cocktail reception or other social event in the Building lobby and/or within the Leased Premises. Tenant may do so only with Landlord's prior consent, which consent will not be unreasonably withheld or delayed. Tenant will in all events be required to pay for all additional costs associated with the holding of any such event and will be required to indemnify and hold Landlord harmless from and against all liability or expense incurred by or claimed against Landlord with respect to any such event.

13. Tenant will have the right to install a back-up generator to service its operational needs within the Leased Premises, so long as Tenant pays all costs related to the installation, operation, repair, replacement and removal of such back-up generator and obtains Landlord's prior written consent as to the size, location and manner of installation of such generator.

                              Initialed and Approved by Tenant:


                                   /s/ DSG
                              ---------------------------------------

                                                                       EXHIBIT H


                                     RADON NOTICE



Notification pursuant to Florida statute 404.056(8):


RADON GAS: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."



                              Initialed and Approved by Tenant:



                                   /s/ DSG
                              ----------------------------------------